Exhibit 1.1

LLOYDS BANK PLC, as ISSUER
(a public limited company incorporated under the laws of
England and registered in England)

and

LLOYDS BANKING GROUP PLC, as GUARANTOR
(a public limited company incorporated under the laws of
Scotland and registered in Scotland)

SENIOR DEBT
UNDERWRITING AGREEMENT

DATED: AUGUST 10, 2015

LLOYDS BANK plc

LLOYDS BANKING GROUP plc

Underwriting Agreement

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Lloyds Securities Inc.

1095 Avenue of the Americas

New York, NY 10036

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

RBC Capital Markets, LLC

200 Vesey Street

New York, NY 10281

As Representatives of the several Underwriters
named in Schedule I to the Pricing Agreement (as defined below)

August 10, 2015

Ladies and Gentlemen:

From time to time Lloyds Bank plc, a public limited company incorporated and registered in England, United Kingdom (the “Company”), and Lloyds Banking Group plc, a public limited company incorporated and registered in Scotland, United Kingdom (the “Guarantor”) proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein), or to purchasers procured by them, certain of the Company’s senior debt securities specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Securities”).

The terms of, and rights attached to, any particular issuance of Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the Indenture, as defined in Schedule II of the Pricing Agreement between the Company, the Guarantor and The Bank of New York Mellon, as trustee (“Trustee”). The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement. The Securities will be entitled to the benefit of a full and unconditional guarantee (the “Guarantee”) by the Guarantor as set forth in the Indenture, as delivered below, pursuant to which the Guarantor will guarantee the obligations of the Company under the Securities.

1.     Particular sales of the Securities may be made from time to time to the Underwriters of such Securities, or to purchasers procured by them, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Agreement shall not be construed as an obligation of the Company or the Guarantor to sell any of the Securities or as an obligation of any of the Underwriters to purchase, or procure purchasers for, the Securities. The obligation of the Company and the Guarantor to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase, or procure purchasers for, any of the Securities shall be evidenced by the Pricing Agreement with respect to the Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Securities, any option to purchase additional Securities, the initial public offering price of such Securities, the purchase price to the Underwriters of such Securities, the names of the Underwriters of such Securities, the names of the Representatives of such Underwriters and the principal amount of such Securities to be purchased by each Underwriter, or by purchasers procured by such Underwriter, and shall set forth the date, time and manner of delivery of such Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the Registration Statement (as defined below), the Disclosure Package (as defined below) and prospectus with respect thereto) the terms of such Securities. A Pricing Agreement shall be executed in writing (and may be in counterparts), and may be evidenced by an exchange of facsimile communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (the “1933 Act”) on Form F-3 (No. 333-189150 and 333-189150-01), including any post-effective amendment thereto, and related preliminary prospectus for the registration of, among other securities, certain debt securities of the Company, including the Securities, in accordance with the provisions of the 1933 Act, and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”).

The registration statement on Form F-3, as amended to the date on which it became effective prior to the date of this Agreement (including any prospectus supplement relating to the Securities and any other information, if any, deemed to be part of such registration statement pursuant to Rule 430B of the 1933 Act Regulations), and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated by reference therein to such date) are hereinafter referred to as the “Registration Statement” and the “Prospectus”, respectively, except that (i) if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company and the Guarantor for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company and the Guarantor pursuant to Rule 424(b) of the 1933 Act Regulations) the term “Prospectus” shall refer to such revised prospectus or include such prospectus supplement, as the case may be, from and after the time such revised prospectus or prospectus supplement is first provided to the Underwriters for such use, and (ii) if the Company or the Guarantor files any documents pursuant to Section 13, 14 or 15 of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), after the Registration Statement became effective and prior to the termination of the offering of the Securities by the Underwriters, which documents are deemed to be or, in the case of a Report on Form 6-K, are designated as being incorporated by reference into the Prospectus pursuant to Form F-3 under the 1933 Act Regulations, the term “Prospectus” shall refer to said prospectus as modified to include the documents so filed from and after the time said documents are filed with or furnished to the Commission. The term “Preliminary Prospectus” means any preliminary form of the Prospectus (including any preliminary prospectus supplement), which is used prior to the filing of the Prospectus and first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. The term “Free Writing Prospectus” has the meaning set forth in Rule 405 of the 1933 Act Regulations. The term “Issuer Free Writing Prospectus” means (i) any material that satisfies the conditions set forth in Rule 433 of the 1933 Act Regulations and (ii) any roadshow presentation, including any Bloomberg roadshow presentation. The term “Disclosure Package” means (i) the Preliminary Prospectus, if any, and otherwise the Prospectus, (ii) any Issuer Free Writing Prospectuses identified in Annex II hereto, (iii) the final term sheet prepared and filed pursuant to Section 5(d) of this Agreement (the “Term Sheet”) and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Applicable Time” means the time specified in the Pricing Agreement or such other time as agreed by the Company and the Representatives.

2.     Each of the Company and the Guarantor represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, as of the Applicable Time, and as of the Time of Delivery referred to in Section 4 hereof that:

(a) An “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act ) on Form F-3 in respect of the Securities (File No. 333-189150 and 333-189150-01), and any post-effective amendment thereto required to be filed by the Commission, (i) has been prepared by the Company and the Guarantor in conformity with the requirements of the 1933 Act Regulations, (ii) has been filed with the Commission under the 1933 Act not earlier than the date that is three years prior to the Time of Delivery (as defined in Section 4 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the 1933 Act.

(b) The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of any Preliminary Prospectus, Disclosure Package, Issuer Free Writing Prospectus, or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the 1933 Act against the Company or the Guarantor or related to the offering has been, to the Company’s and the Guarantor’s knowledge, instituted or threatened by the Commission. The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus, if any, or the Prospectus, and, to the Company’s and the Guarantor’s knowledge, no proceeding has been instituted or threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus, if any, or the Prospectus. The Commission has not notified the Company or the Guarantor of any objection to the use of such Registration Statement or any post-effective amendment thereto.

(c) The Guarantor has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 of the 1933 Act Regulations) and neither the Guarantor nor the Company has been, or continues to be, an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations), in each case at all times relevant under the 1933 Act in connection with the offering of the Securities.

(d) The Registration Statement conformed on the date on which it became effective and conforms, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. The most recent Preliminary Prospectus, if any, conforms, and the Prospectus, and any amendment or supplement thereto, will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations when they become effective or are filed with the Commission. The documents incorporated by reference in the Registration Statement, Disclosure Package and the most recent Preliminary Prospectus, if any, or Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, or with the Trust Indenture Act (as defined below), as applicable, and the 1933 Act Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the 1933 Act Regulations; provided, however, that the representations and warranties in this subsection shall not apply to that part of the Registration Statement that constitutes the Statement of Eligibility (the “Form T-1”) under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(e) The Registration Statement did not, as of the date on which it became effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company or the Guarantor through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(f) Each of (a) the Disclosure Package and (b) any Issuer Free Writing Prospectus (not included in Annex II) together with the Disclosure Package did not, as of either the Applicable Time or the Time of Delivery (as defined in Section 4), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company or the Guarantor through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(g) The Prospectus, and any amendment or supplement thereto, will not, as of its date and at the Time of Delivery, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company or the Guarantor through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; provided, further that the representations and warranties in this subsection shall not apply to the Form T-1 of the Trustee.

(h) The audited consolidated financial statements (in conjunction with the notes thereto) of the Guarantor included in the Disclosure Package and Prospectus present fairly, in all material respects, the financial position of the Guarantor and its subsidiary undertakings for the periods specified. The audited consolidated annual financial statements of the Guarantor for the financial years ended December 31, 2014, 2013 and 2012, and the results of their operations and cash flows for each of the three years ended December 31, 2014, 2013 and 2012 were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

(i) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, there has been no material adverse change in the condition, financial or otherwise, or in the results of operations of the Company, the Guarantor and their subsidiaries considered together as one enterprise.

(j) The Company and the Guarantor have (A) been duly incorporated in and are validly registered under the laws of England and Scotland, respectively; (B) the requisite corporate power and authority to execute and deliver this Agreement and the Pricing Agreement and had the requisite corporate power and authority to execute and deliver the Indenture and to issue the Securities and, in each case, to perform its obligations hereunder and thereunder; (C) the corporate power and authority to conduct their respective businesses through their respective subsidiaries as described in the Disclosure Package and the Prospectus; and (D) duly authorized, executed and delivered this Agreement and the Pricing Agreement, and this Agreement and the Pricing Agreement constitute the valid and legally binding agreement of the Company and the Guarantor, enforceable in accordance with their terms, except as rights to indemnity or contribution, which may be limited by applicable law and subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(k) The Indenture has been or will be, as of the Time of Delivery, duly qualified under the Trust Indenture Act and duly authorized, executed and delivered by the Company and the Guarantor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company and the Guarantor, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(l) The forms of the Securities and the Guarantee have been duly authorized and established in conformity with the provisions of the Indenture and, when the Securities have been executed and authenticated and the Guarantee endorsed thereon in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, (i) the Securities will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company and (ii) the Guarantee will be entitled to the benefits of the Indenture and will be a valid and binding obligation of the Guarantor, each enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(m) The Indenture, the Securities and the Guarantee will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(n) All consents, approvals, authorizations, orders and decrees of any court or governmental agency or body of the United States or the United Kingdom having jurisdiction over the Company or the Guarantor required for the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement or the Pricing Agreement or to permit the Company or the Guarantor to effect interest payments in U.S. dollars on the Securities in accordance with the terms of the Indenture have been obtained and are in full force and effect, except as may be required by U.S. state securities laws (the “Blue Sky laws”).

(o) The execution, delivery and performance of this Agreement, the Pricing Agreement and the Indenture, the issuance, authentication, sale and delivery of the Securities and the Guarantee and the compliance by the Company and the Guarantor with the respective terms thereof, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in a breach under any agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound that is material to the Company or the Guarantor and their subsidiaries, taken as a whole, nor will such action result in any violation of (1) the provisions of the Memorandum and Articles of Association of the Company or the Guarantor or (2) any statute or any order, filing, rule or regulation of any United States, English or Scottish court or governmental agency or regulatory body having jurisdiction over the Company or the Guarantor except for any such violation in (2) above that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the results of operations or the business of the Company, the Guarantor and any of their subsidiaries, together considered as one enterprise.

(p) Neither the Company nor the Guarantor is, nor after giving effect to the offer and sales of the Securities and application of the proceeds thereof as described in the Prospectus and the Disclosure Package will be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(q) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Guarantor, threatened against or affecting the Company or the Guarantor or any subsidiary, which is required to be disclosed in the Disclosure Package and Prospectus (other than as disclosed therein).

(r) The consolidated capitalization of the Guarantor and its subsidiaries set forth in the Disclosure Package and Prospectus is true and correct as of the dates specified therein.

(s) PricewaterhouseCoopers LLP (the “Independent Accountants”), who have certified the consolidated financial statements of the Guarantor and its subsidiaries as of and for each of the years ended December 31, 2014, 2013 and 2012 included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, were, at the time of certifying such financial statements, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(t) The Guarantor has an effective system of internal controls over financial reporting so as to satisfy the requirements of section 404 of the U.S. Sarbanes Oxley Act of 2002 on the basis set forth in the Guarantor’s most recent annual report filed on Form 20-F, and to otherwise provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS (as adopted by the European Union) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) Save as disclosed in the Disclosure Package, the Guarantor has not during the past five years had any (i) material weaknesses in their internal controls over financial reporting (whether or not remediated) or (ii) changes in its internal controls over financial reporting that has materially adversely affected, or would be reasonably likely to materially adversely affect, its internal controls over financial reporting. The Guarantor has not had during the past five years, any fraud that involves any current member of management of the Guarantor and no material fraud that involves any employee of the Guarantor or (so far as the Guarantor is aware) of any subsidiary.

(v) None of the Company or the Guarantor or, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee or affiliate of the Company or the Guarantor is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any similar sanctions imposed by the European Union, the United Nations or any other body, governmental or other, to which the Company or the Guarantor or any of their respective affiliates is subject; and the Securities are not being issued for the purpose of funding any operations in, financing any investment or activities in or making any payments to any country or to any person targeted by any U.S. sanctions administered by OFAC.

(w) Except as disclosed in the Disclosure Package and the Prospectus, neither the Company, the Guarantor nor any of their respective subsidiaries or, to the knowledge of the Company, the Guarantor or each of their respective subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Guarantor or any of their respective subsidiaries, is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder (the “FCPA”) (including, without limitation, making use of the mail or any means or instrument of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political office, in contravention of the FCPA), the UK Bribery Act 2010 or any similar law or regulation, to which the Company, the Guarantor, any subsidiary thereof, any director, officer, agent, employee of the Company or the Guarantor or any subsidiary thereof may be subject. The Company, the Guarantor and each subsidiary thereof have conducted their businesses in compliance with the FCPA, the UK Bribery Act 2010 and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x) The operations of the Company, the Guarantor and their respective subsidiaries are and have been conducted at all times in material compliance with the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor and their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, the Guarantor or their respective subsidiaries, threatened.

3.     Upon the execution of the Pricing Agreement applicable to any Securities and authorization by the Representatives of the release of such Securities, the Underwriters, acting severally, propose to offer such Securities for sale upon the terms and conditions set forth in the Prospectus (as amended or supplemented).

4.     The Securities to be purchased by each Underwriter and/or by purchasers procured by such Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriters, against payment by the Underwriters, or by the Representatives on behalf of the Underwriters, of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company in accordance with the Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

5.     Each of the Company and the Guarantor agrees with each of the Underwriters of any Securities that:

(a) The Company will notify the Representatives promptly on becoming aware of (i) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus or for additional information relating to the Registration Statement, the Disclosure Package, the Prospectus or the offering of the Securities, and (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, if any, Disclosure Package, the Prospectus or the initiation of any proceedings for such purpose or the issuance by the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus, the Disclosure Package, or any Free Writing Prospectus. The Company and the Guarantor will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order or notice of objection is issued, to obtain the lifting thereof at the earliest possible moment.

(b) If at any time prior to the Time of Delivery, any event occurs as a result of which the Disclosure Package would then include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; (iii) file such amendment or supplement with the Commission; and (iv) supply any such amendment or supplement to the Underwriters in such quantities as they may reasonably request.

(c) The Guarantor will, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) of the 1933 Act Regulations), file promptly all reports required to be filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus (including any prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the Prospectus, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations) and, if and to the extent reasonably practicable, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus without prior consultation with the Representatives, if such prior consultation is reasonably practicable.

(d) The Company or the Guarantor will prepare the Term Sheet, containing solely a description of the final terms of the Securities and the offering thereof, in a form approved by the Representatives and will file the Term Sheet not later than the time required by Rule 433(d) of the 1933 Act Regulations.

(e) The Company or the Guarantor will prepare the Prospectus in relation to the Securities and file such Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations not later than the time required by Rule 424(b) of the 1933 Act Regulations following the execution and delivery of the Pricing Agreement relating to the Securities.

(f) If required by Rule 430B(h) of the 1933 Act Regulations, the Company or the Guarantor will prepare a prospectus and file such prospectus pursuant to Rule 424(b) of the 1933 Act Regulations not later than may be required by such Rule.

(g) The Company will deliver to each Representative a conformed copy of the Registration Statement, as originally filed, and of each amendment thereto (including exhibits and documents filed therewith or incorporated by reference, as the case may be, into the Registration Statement).

(h) The Company will furnish the Underwriters with copies of the Preliminary Prospectus, if any, the Prospectus and each Issuer Free Writing Prospectus (including, in each case, any supplement thereto) in such quantities as the Representatives may from time to time reasonably request, and will use all reasonable efforts to make the initial delivery of the Prospectus by no later than 9:00 a.m. (New York time) on the second business day prior to the Time of Delivery and, if the delivery of a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering and sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), not misleading, or, if for any reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act, notify the Underwriters and upon the Representatives’ request prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or 173(a) of the 1933 Act Regulations) at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(i) Each of the Company and the Guarantor agrees that, unless it has obtained or will obtain (as the case may be) the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain (as the case may be) the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433 of the 1933 Act Regulations, other than the information contained in the Term Sheet; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Annex II hereto. Any such free writing prospectus consented to by the parties is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) The Company and the Guarantor will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may request; provided, however, that neither the Company nor the Guarantor shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

(k) The Guarantor will make generally available to its and the Company’s security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement of the Guarantor and its subsidiaries on a consolidated basis (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations thereunder (including, at the option of the Guarantor, Rule 158 of the 1933 Act Regulations).

(l) During the period beginning from the date of the Pricing Agreement for such Securities and continuing to and including the Time of Delivery, neither the Company nor the Guarantor will offer, sell, contract to sell or otherwise dispose of, pursuant to a public offering in the United States, any securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Securities (other than (i) the Securities, (ii) securities previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as otherwise may be provided in this Agreement, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

(m) The Company and the Guarantor will cooperate with the Underwriters and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”), Euroclear Bank SA/NV, or Clearstream Banking, société anonyme, as the case may be.

(n) Unless the Pricing Agreement provides otherwise, prior to the first payment date under the terms of the Securities, the Securities will be listed on a “recognised stock exchange” within Section 1005 of the U.K. Income Tax Act 2007; as soon as practicable, application will be made to list the Securities on such recognised stock exchange.

(o) The Company will apply the net proceeds from the sale of the Securities as set forth in the Prospectus.

(p) Prior to the issuance of the Securities, the Company and the Guarantor will have obtained all consents, approvals, authorizations, orders, registrations, qualifications and decrees of any court or governmental agency or body of the United States and the United Kingdom necessary or required for the valid issuance of the Securities and the Guarantee and to permit the Company and the Guarantor, if applicable, to make interest payments on the Securities in U.S. dollars.

6.     The Company will pay all expenses incident to the performance of its obligations under this Agreement, any Pricing Agreement, the Indenture, the Securities and the Guarantee including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, any Issuer Free Writing Prospectus, the Prospectus and any related preliminary prospectus (and any amendments or supplements thereto) and the cost of furnishing copies thereof to the Underwriters; (ii) the printing, if any, of this Agreement, the Pricing Agreement, the Indenture and the blue sky survey; (iii) the printing or reproduction, preparation, issuance and delivery of the certificates, if any, for the Securities to (or at the direction of) the Underwriters, including any transfer or other taxes or duties payable upon the delivery of the Securities to a custodian for DTC, Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as the case may be, or the sale of the Securities to the Underwriters; (iv) the fees and disbursements of the Company’s and the Guarantor’s counsel and accountants; (v) the qualification of the Securities under the applicable securities laws in accordance with the provisions of Section 5(j) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith in an aggregate amount not in excess of $5,000 with respect to a particular issue of the Securities and in connection with the preparation of any blue sky survey and any legal investment survey; (vi) the delivery to the Underwriters of copies of such blue sky survey, if any; (vii) any costs, fees and charges of any paying agent appointed under the Indenture; (viii) all expenses and listing fees in connection with the listing of the Securities, if any, on a stock exchange and the clearance and settlement of the Securities through the facilities of DTC, Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as the case may be; (ix) any fees charged by securities rating services for rating the Securities; (x) the fees and expenses incurred in connection with the filing of any materials with the Financial Industry Regulatory Authority (“FINRA”), if any; (xi) any fees associated with a Bloomberg roadshow presentation; (xii) any United Kingdom stamp duty, stamp duty reserve tax or similar tax or duty imposed by the United Kingdom or any political subdivision thereof upon the original issuance by, or on behalf of, the Company of the Securities, the Guarantor of the Guarantee, the initial delivery of the Securities and the Guarantee, the deposit of the Securities with a custodian for DTC, Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as the case may be, the purchase by the Underwriters of the Securities and the Guarantee pursuant to this Agreement, the sale and delivery of the Securities and the Guarantee by the Underwriters to the initial purchasers thereof, and the execution and delivery of this Agreement, the Pricing Agreement and the Indenture; (xiii) the fees and expenses of the Trustee and any authorized agent of the Trustee, and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Guarantee; and (xiv) any value added taxes payable in the United Kingdom in respect of any of the above expenses; provided that neither the Company nor the Guarantor shall have any liability under this Agreement for any amounts in respect of tax incurred by any of the Underwriters on its actual net income, profits or gains or on any value added tax or similar tax imposed which is recoverable by the Underwriter.

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 7 or Section 11(a)(i)(v) and (ix) hereof, the Company shall reimburse the Underwriters for their out-of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, unless otherwise agreed by the parties.

7.     The obligations of the Underwriters of any Securities under the Pricing Agreement relating to such Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties of the Company and the Guarantor in or incorporated by reference in the Pricing Agreement relating to such Securities are, at and as of the Time of Delivery for such Securities, true and correct, the condition that the Company and the Guarantor shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)     The Registration Statement is effective and at the Time of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act should have been received. The Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period prescribed by Rule 424(b) of the 1933 Act Regulations; the Term Sheet and any other material required to be filed by the Company or the Guarantor pursuant to Rule 433(d) of the 1933 Act Regulations shall have been transmitted to the Commission for filing pursuant to Rule 433(d) of the 1933 Act Regulations; and, in each case, prior to the Time of Delivery the Company or the Guarantor, as applicable, shall have provided evidence satisfactory to the Representatives of such timely filing; and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with.

(b)     At the Time of Delivery, the Representatives shall have received:

(i)     The opinion and disclosure letter, each dated as of the Time of Delivery, of Davis Polk & Wardwell London LLP, U.S. counsel for the Company, with respect to the matters set forth in Annex III hereto in form and substance reasonably satisfactory to the Representatives.

(ii)     The opinion, dated as of the Time of Delivery, of Davis Polk & Wardwell London LLP, UK tax counsel for the Company, with respect to the matters set forth in Annex IV hereto in form and substance reasonably satisfactory to the Representatives.

(iii)     The opinion, dated as of the Time of Delivery, of CMS Cameron McKenna LLP, Scottish solicitors to the Guarantor, with respect to the matters set forth in Annex V hereto in form and substance reasonably satisfactory to the Representatives.

(iv)     The opinion, dated as of the Time of Delivery, of Linklaters LLP, English solicitors to the Company, with respect to the matters set forth in Annex VI hereto in form and substance reasonably satisfactory to the Representatives.

(v)     The opinion and disclosure letter, each dated as of the Time of Delivery, of Allen & Overy LLP, counsel for the Underwriters, with respect to the matters set forth in Annex VII hereto in form and substance reasonably satisfactory to the Representatives.

(c)     At the Time of Delivery (1) there shall not have been, since the date of the Pricing Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations of the Company, the Guarantor and their subsidiaries considered as one enterprise, and (2) the Representatives shall have received a certificate of each of the Company and the Guarantor executed on its behalf by an officer of the Company or the Guarantor, as the case may be, dated as of the Time of Delivery, to the effect that (i) the representations and warranties in Section 2 hereof are true and correct in all material respects as though expressly made at and as of the Time of Delivery; (ii) it has complied in all material respects with all agreements hereunder and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to its knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

(d)     Each of the Company and the Guarantor shall have furnished to the Underwriters a certificate, dated the Time of Delivery, of two authorized officers of the Company or the Guarantor, as the case may be, stating that to the best knowledge and belief of the two authorized officers signing such certificate after reasonable inquiry, the issue and sale of the Securities and the Guarantee in the manner contemplated in the Disclosure Package and Prospectus do not and will not result in a breach, default or acceleration of any payment or amount under any contract, agreement or undertaking to which the Company, the Guarantor or any of their subsidiaries is a party (or by which any such entity is bound), which breach, default or acceleration would have a material adverse effect on the Company, the Guarantor and their subsidiaries taken as a whole.

(e)     There shall not have occurred any lowering of the rating of any of the Company’s or the Guarantor’s securities by Moody’s Investors Service, Inc., Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or Fitch Ratings, Inc.

(f)     If an affiliate (as defined in applicable FINRA rules) of the Company is participating in the offering of the Securities, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled and not otherwise waived by the Underwriters, this Agreement may be terminated by the Representatives by notice to the Company or the Guarantor at any time at or prior to the Time of Delivery.

8.     (a)     The Company and the Guarantor agree to indemnify and hold harmless each Underwriter, each of the Underwriters’ affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations or, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, the Preliminary Prospectus, if any, the Term Sheet, any Issuer Free Writing Prospectus or any related preliminary prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company or the Guarantor; and

(iii)     against any and all expense whatsoever, as reasonably incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the Prospectus, the Preliminary Prospectus, if any, the Term Sheet, any Issuer Free Writing Prospectus or any related preliminary prospectus (or any amendment or supplement thereto).

(b)     Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company, the Guarantor, their directors, each of the officers of the Company and the Guarantor who signed the Registration Statement, the Company’s or the Guarantor’s authorized representative in the United States and each person, if any, who controls the Guarantor within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8 as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus, any related preliminary prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus or such preliminary prospectus (or any amendment or supplement thereto).

(c)     Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement.

(d)     Any indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company or the Guarantor. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)     If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall, if permitted by applicable law, contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company and the Guarantor bear to the total underwriting discounts, concessions and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (e) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(f)     The obligations of the Company and the Guarantor under this Section 8 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantor and to each person, if any, who controls the Guarantor within the meaning of Section 15 of the 1933 Act.

9.     If one or more of the Underwriters shall fail at the Time of Delivery to purchase the Securities which it is or they are obligated to purchase under this Agreement and the Pricing Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase, or procure purchasers for, all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if the Representatives shall not have completed such arrangements within such 36-hour period, then:

(a)     if the number of Defaulted Securities does not exceed 10% of the Securities which the Underwriters are obligated to purchase at the Time of Delivery, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations under the Pricing Agreement relating to such Securities bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)     if the number of Defaulted Securities exceeds 10% of the Securities which the Underwriters are obligated to purchase or procure purchasers for at the Time of Delivery, the Pricing Agreement relating to such Securities shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the relevant Pricing Agreement, either the Representatives, the Company or the Guarantor shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

10.     All representations, warranties and agreements contained in this Agreement and any Pricing Agreement, or contained in certificates of officers of the Company or the Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or the Guarantor, and shall survive delivery of the Securities to the Underwriters pursuant to this Agreement.

11.     (a) The Representatives may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Time of Delivery (i) if there has been, since the date of the Pricing Agreement or the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations, of the Company, the Guarantor and their subsidiaries, considered as one enterprise, or (ii) if there has occurred any outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war, or (iii) the occurrence of another calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom or elsewhere, if the effect of any such event specified in clauses (ii) and (iii) in the judgment of the Representatives (after consultation with the Company if practicable) makes it impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities in the manner contemplated in the Prospectus, or (iv) if there has occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange, London Stock Exchange or any other stock exchange on which the Company’s or the Guarantor’s securities are listed, or (v) if there has occurred a suspension or material limitation in trading the Company’s or the Guarantor’s securities on the New York Stock Exchange or the London Stock Exchange, or (vi) if there has occurred a material adverse change in the financial markets in the United States or in the international financial markets in the judgment of the Representatives after consultation with the Company, or (vii) if a banking moratorium on commercial banking activities has been declared by the relevant authorities in New York or London, or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom has occurred, or (viii) if there has occurred a change or development involving a prospective change in the United States or the United Kingdom taxation which has, or will have, a material adverse effect on the Company, the Guarantor or the Securities or the transfer thereof, or (ix) if there is any lowering of the rating of any of the Company’s or the Guarantor’s debt securities, preference shares, American depositary shares representing preference shares or American depositary receipts evidencing American depositary shares representing preference shares, or a public announcement that such rating is under surveillance or review, with possible negative implications, in each case, by Moody’s Investors Service, Inc., Standard and Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or Fitch Ratings, Inc.

(b)     If this Agreement is terminated pursuant to Sections 7, 9 or 11 hereof, such termination shall be without liability of any party to any other party except as provided in Section 6 or Section 9 hereof. Notwithstanding any such termination, the provisions of Sections 6, 8, 10 and 14 shall remain in effect.

12.     In all dealings hereunder, the Representatives of the Underwriters of the Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company or the Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company or the Guarantor set forth in the Registration Statement, Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.     This Agreement and any Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement or any Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantor and their respective successors and the controlling persons and officers, directors and authorized representative of the Company and the Guarantor referred to in Section 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Pricing Agreement or any provision herein or therein contained. This Agreement and any Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Guarantor and their respective successors, and said controlling persons and officers, directors and authorized representative of the Company and the Guarantor and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14.     (a)     Each of the Company and the Guarantor irrevocably consents and agrees, for the benefit of the Underwriters, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the Pricing Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

(b)     Each of the Company and the Guarantor hereby irrevocably designates, appoints, and empowers the Chief U.S. Counsel of Lloyds Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as its designee, appointee and agent to take process, receive and forward process or to be served with process for and on its behalf of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any such United States or State court which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company and the Guarantor agree to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 14 satisfactory to the Representatives. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, first class, postage prepaid, to each of them at their respective addresses specified in or designated pursuant to this Agreement. Each of the Company and the Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of any Underwriter to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in any jurisdictions, and in any manner, as may be permitted by applicable law. Each of the Company and the Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Pricing Agreement brought in the United States federal courts or the courts of the State of New York located in the Borough of Manhattan, The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

15.     Each Underwriter severally represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not, or, in the case of the Company, would not if Company was not an authorized person), apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA (and all rules and regulations made pursuant to the FSMA) with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

16.     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State: (a) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Underwriters; or (c) in any other circumstances falling under Article 3(2) of the Prospectus Directive, provided that no such offer of Securities requires the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this Section 16 of this Agreement, the expression “an offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

17.     Each of the Company and the Guarantor hereby acknowledges that (a) the purchase, or procurement of purchasers of, and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Underwriters and any affiliate through which any Underwriter may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Guarantor and (c) the Company’s and the Guarantor’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Guarantor on related or other matters). Each of the Company and the Guarantor agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

18.     Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19.     This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of laws provisions thereof. Specified times of day refer to New York City time.

20.     This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding, please sign and return to us, including counterparts hereof.

Very truly yours,
LLOYDS BANK plc, as Issuer

By:
Name:
Title:

LLOYDS BANKING GROUP plc, as Guarantor

By:
Name:
Title:

Accepted as of the date hereof:

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Lloyds Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Citigroup Global Markets Inc.

By:
Name:
Title:

Goldman, Sachs & Co.

By:
Name:
Title:

Lloyds Securities Inc.

By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

RBC Capital Markets, LLC

By:
Name:
Title:

For themselves and as Representatives of the several Underwriters

ANNEX I

Pricing Agreement

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Lloyds Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

As Representatives of the several
Underwriters named in Schedule I hereto,

August 10, 2015

Ladies and Gentlemen:

Lloyds Bank plc, a public limited company incorporated under the laws of England, and registered in, England (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 10, 2015 (the “Underwriting Agreement”), between the Company, Lloyds Banking Group plc, as guarantor (the “Guarantor”) and the several Underwriters signatories thereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), or to purchasers procured by them, the securities specified in Schedule II hereto (the “Securities”) to be guaranteed by the Guarantor. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be, relating to the Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

A-I-1

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, or to purchasers procured by them, and the Guarantor agrees to guarantee, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, or to procure purchasers to purchase from the Company, at the Purchase Price at the Time of Delivery (each as defined in Schedule II hereto), the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us, including counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[The rest of this page is intentionally left blank.]

A-I-2

Very truly yours,
LLOYDS BANK plc, as Issuer

By:
Name:
Title:

LLOYDS BANKING GROUP plc, as Guarantor

By:
Name:
Title:

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Accepted as of the date hereof:

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Lloyds Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Citigroup Global Markets Inc.

By:
Name:
Title:

Goldman, Sachs & Co.

By:
Name:
Title:

Lloyds Securities Inc.

By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

A-I-4

RBC Capital Markets, LLC

By:
Name:
Title:

For themselves and as Representatives of the several Underwriters

A-I-5

SCHEDULE I

	Principal Amount of 2018 Fixed Rate Senior Notes to be Purchased	Principal Amount of 2020 Fixed Rate Senior Notes to be Purchased	Principal Amount of Floating Rate Notes to be Purchased
Citigroup Global Markets Inc.	$116,667,000	$200,000,000	$60,000,000
Goldman, Sachs & Co.	$116,667,000	$200,000,000	$60,000,000
Lloyds Securities Inc.	$116,667,000	$200,000,000	$60,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$116,667,000	$200,000,000	$60,000,000
Morgan Stanley & Co. LLC	$116,666,000	$200,000,000	$60,000,000
RBC Capital Markets, LLC	$116,666,000	—	—
Total:	$700,000,000	$1,000,000,000	$300,000,000
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SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Securities:

2.000% Senior Notes due 2018 (the “2018 Fixed Rate Senior Notes”)

2.700% Senior Notes due 2020 (the “2020 Fixed Rate Senior Notes”)

Floating Rate Notes due 2018 (the “Floating Rate Notes”)

Aggregate Principal Amount:

$700,000,000 principal amount of the 2018 Fixed Rate Senior Notes

$1,000,000,000 principal amount of the 2020 Fixed Rate Senior Notes

$300,000,000 principal amount of the Floating Rate Notes

Price to Public:

99.803% of the principal amount of the 2018 Fixed Rate Senior Notes

99.944% of the principal amount of the 2020 Fixed Rate Senior Notes

100.000% of the principal amount of the Floating Rate Notes

Purchase Price by Underwriters:

99.603% of the principal amount of the 2018 Fixed Rate Senior Notes

99.644% of the principal amount of the 2020 Fixed Rate Senior Notes

99.800% of the principal amount of the Floating Rate Notes

Underwriting Commission:

0.200% in respect of the 2018 Fixed Rate Senior Notes

0.300% in respect of the 2020 Fixed Rate Senior Notes

0.200% in respect of the Floating Rate Notes

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Form of Securities:

Book-entry only form represented by one or more global securities deposited with a custodian for DTC, Euroclear Bank SA/NV and Clearstream Banking, société anonyme, as the case may be.

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds.

Time of Delivery:

August 17, 2015

Applicable Time:

3:56 p.m. (New York time), August 10, 2015

Indenture:

Indenture dated as of January 21, 2011 among the Company, as Issuer, the Guarantor, as Guarantor, and The Bank of New York Mellon, as Trustee, as supplemented by a sixth supplemental indenture dated August 17, 2015 (together the “Indenture”).

Maturity:

August 17, 2018 in respect of the 2018 Fixed Rate Senior Notes

August 17, 2020 in respect of the 2020 Fixed Rate Senior Notes

August 17, 2018 in respect of the Floating Rate Notes

Interest Rate:

2.000% in respect of the 2018 Fixed Rate Senior Notes

2.700% in respect of the 2020 Fixed Rate Senior Notes

3-Month USD LIBOR + 78 basis points for the Floating Rate Notes.

Interest Payment Dates:

Interest will be paid on the 2018 Fixed Rate Senior Notes on February 17 and August 17 of each year, commencing February 17, 2016.

Interest will be paid on the 2020 Fixed Rate Senior Notes on February 17 and August 17, of each year, commencing February 17, 2016.

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Interest will be paid on the Floating Rate Notes on February 17, May 17, August 17 and November 17, of each year, commencing November 17, 2015.

Interest Record Dates:

Interest will be paid on the Securities to holders of record of each Security in respect of the principal amount thereof outstanding 15 calendar days immediately preceding the relevant Interest Payment Date, whether or not a business day.

Interest Rate Reset Dates:

For the Floating Rate Notes, interest will be reset on February 17, May 17, August 17 and November 17,of each year, commencing November 17, 2015.

Redemption Provisions:

The Securities may be redeemed as described in the Prospectus.

Sinking Fund Provisions:

No sinking fund provisions.

Closing Location for Delivery of Securities:

Offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square, London EC2V 7HR, United Kingdom

Names and Addresses of Representatives:

Designated Representatives:

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Lloyds Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

A-III-9

Addresses for Notices:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Fax: (646) 291-1469

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Attention: Registrtion Department

Lloyds Securities Inc.

1095 Avenue of the Americas

New York, NY 10036

Attention: Fixed Income

Fax: +1 212-479-2882

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza, NY1 050 12 01

New York, NY 10020

Attention: Legal/High Grade Transaction Management

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Attn: Investment Banking Division

Fax: (212) 507-8999

RBC Capital Markets, LLC

200 Vesey Street

New York, NY 10281

Attention: DCM Transaction Management

A-III-10

Identifying Information:

2018 Fixed Rate Senior Notes:

CUSIP: 53944V AJ8

ISIN: US53944VAJ89

2020 Fixed Rate Senior Notes:

CUSIP: 53944V AK5

ISIN: US53944VAK52

Floating Rate Notes:

CUSIP: 53944V AL3

ISIN: US53944VAL36

Stock Exchange Listing:

The New York Stock Exchange.

Guarantee:

The Guarantor will fully and unconditionally guarantee due and punctual payment in full to the holders of the Securities.

Other Terms:

The Securities will have additional terms as more fully described in the Disclosure Package and the Prospectus

A-III-11

ANNEX II

Issuer Free Writing Prospectuses Included in Disclosure Package

None.

A-VII-1